UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2008

_______UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______Arizona   ____              ______000-30239_____         ________13-4171971________

(State of Incorporation)           (Commission file number)      (I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices, zip code)

_______________(619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8.

Other Events

Item 8.01

Other Events

Purchase of Convertible Debentures

Moore Investment Holdings, LLC purchased the following Convertible Debentures from Unico, Incorporated (“Unico”) during August 2008:

1.

Convertible Debenture in the amount of $200,000 dated August 7, 2008; and

2.

Convertible Debenture in the amount of $100,000 dated August 25, 2008.

Unico received $300,000 total for the issuance of the Convertible Debentures.  Each of the Convertible Debentures bears interest at the rate of eight percent (8.0%) per annum, is convertible to shares of Unico’s common stock at fifty percent (50.0%) of the bid price of Unico’s common stock on the date of conversion, and is due and payable six (6) months from its issue date.  These Convertible Debentures are substantially identical in their terms to the Convertible Debentures issued by Unico numerous times to unrelated third parties during the last three years.

Moore Investment Holdings, LLC is a Nevada limited liability company controlled by Joseph A. Lopez, and his wife, Patricia A. Lopez.  Joseph A. Lopez is the father of Mark A. Lopez, Chief Executive Officer of Unico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: September 12, 2008

/s/ Mark A. lopez

Mark A. Lopez, Chief Executive Officer